REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated June 2, 2011 (the “Agreement”) among Tupperware Brands Corporation, a Delaware corporation (the “Company”), Dart Industries Inc., a Delaware corporation (the “Guarantor”), and J.P. Morgan Securities LLC (“J.P. Morgan”) , HSBC Securities (USA) Inc.(“HSBC”), Wells Fargo Securities, LLC (“Wells Fargo”) and other initial purchasers (the “Initial Purchasers”).

The Company, the Guarantor and the Initial Purchasers are parties to the Purchase Agreement dated May 25, 2011 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company's 4.750% Senior Notes due 2021 (the “Securities”), which will be guaranteed on a secured senior basis by the Guarantor. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” has the meaning set forth in the preamble and also includes the Company's successor or successors.

“EDGAR” means the SEC's Electronic Data Gathering, Analysis and Retrieval System or similar system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” has the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” means the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” means a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” means an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” means 4.750% Senior Notes due 2021 issued by the Company and guaranteed by the Guarantor under the Indenture (or an indenture identical to the Indenture, other than such changes as are necessary to comply with the requirements of the SEC to effect or maintain the qualification thereof under the Trust Indenture Act) containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offer or sale of the Securities or the Exchange Securities.

“Guarantee” means the guarantee of the Securities and Exchange Securities by the Guarantor set forth in the Indenture.

“Guarantor” has the meaning set forth in the preamble and also includes the Guarantor's successors

“Holders” means the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; UprovidedU that, for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“HSBC” has the meaning set forth in the preamble.

“Indemnified Person” has the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” has the meaning set forth in Section 5(c) hereof.

“Indenture” means the Indenture dated as of June 2, 2011 among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee,

and as the same may be amended from time to time in accordance with the terms thereof, relating to the Securities and the Guarantee.

“Initial Purchasers” has the meaning set forth in the preamble.

“Inspector” has the meaning set forth in Section 3(a)(xiv) hereof.
“Issuer Information” has the meaning set forth in Section 5(a) hereof.

“J.P. Morgan” has the meaning set forth in the preamble.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; UprovidedU that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and UprovidedU, UfurtherU, that, if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” means a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” has the meaning set forth in Section 4(a) hereof.

“Participating Holder” means any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” has the meaning set forth in the preamble.

“Registrable Securities” means the Securities; UprovidedU that the Securities shall cease to be Registrable Securities upon the earliest of (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding and (iii) June 2, 2014 (being the third anniversary of this Agreement), provided that such date shall be extended by the number of days of any permitted extension pursuant to Section 3(d) hereof.

“Registration Default” means the occurrence of any of the following: (i) the Exchange Offer Registration Statement is not filed with the SEC prior to or on November 29, 2011, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, is not filed with the SEC prior to or on November 29, 2011, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii) hereof, the Shelf Registration Statement required to be filed thereby is not filed with the SEC prior to or on the later of (a) November 29, 2011, and (b) 30 days after delivery of such Shelf Request, (iv) the Exchange Offer Registration Statement has not become effective prior to or on December 29, 2011, (v) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective prior to or on December 29, 2011, (vi) if the Company receives a Shelf Request pursuant to Section 2(b)(iii) hereof, the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) December 29, 2011 and (b) 90 days after delivery of such Shelf Request, (vii) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 days (whether or not consecutive) in any 12-month period, (viii) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions of not more than 45 days in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, or (ix) the Exchange Offer is not completed prior to or on February 27, 2012.

“Registration Expenses” means any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including, without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accounting firm of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” means any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” has the meaning set forth in Section 2(b) hereof.

“Shelf Registration” means a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company and the Guarantor that covers all or a portion of the Registrable
Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” has the meaning set forth in Section 2(b) hereof.

“Staff” means the staff of the SEC.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the trustee with respect to the Securities under the Indenture.

“Underwriter” has the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” means an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

“Wells Fargo” has the meaning set forth in the preamble.

For purposes of this Agreement, all references to the “Securities”, the “Exchange Securities” or the “Registrable Securities” shall be deemed to include the related Guarantee of such Securities by the Guarantor pursuant to the Indenture, except where otherwise indicated or the context otherwise requires; provided, however, that, if a “Guarantee and Collateral Release Event” (as defined in the Indenture) occurs, then (except during any periods in which the Guarantee has been reinstated pursuant to the Indenture) the Guarantee shall thereafter not be deemed to be included in the “Securities,” the “Exchange Securities” or the “Registrable Securities” and the Guarantor shall have no obligations hereunder.

2.    Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantor shall use their reasonable best efforts to (i) prior to or on November 29, 2011, cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities, (ii) prior to or on December 29, 2011, cause such Exchange Offer Registration Statement to become effective under the Securities Act and (iii) have such Exchange Offer Registration Statement remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers (or such shorter period during which such Participating Broker-Dealers, any Holders or other persons are required by applicable law to deliver a Prospectus). The Company and the Guarantor shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantor shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)
that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)
that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required, to the extent requested by the Company, to represent in writing to the

Company and the Guarantor that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantor shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)
deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantor shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)    In the event that (i) the Company and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by February 27, 2012, or (iii) the Company receives a written request (a “Shelf Request”) from any Initial Purchaser representing, in its reasonable judgment based on advice of counsel (which may be internal or external counsel), that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantor shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination date or receipt of such Shelf Request, as the case may be, a Shelf

Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; Uprovided that such Shelf Request must be made no later than the date that is 180 days after the completion of the Exchange Offer, if the Exchange Offer has been completed; and provided, further, that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof, and if any Holder fails to deliver a completed and signed Notice and Questionnaire or provide such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof, in each case within a reasonable time (which time in no event shall exceed 30 days), then the Company may exclude such Holder's Registrable Securities from such Shelf Registration Statement and, unless and until such Holder delivers a completed and signed Notice and Questionnaire or provides such other information, such Holder shall not be entitled to any additional interest provided for under Section 2(d) hereof. Each Holder of Registrable Securities as to which any Registration Statement is being effected agrees to furnish promptly to the Company in writing all information required to be disclosed in order to make the information previously furnished by such Holder not materially misleading.

In the event that the Company and the Guarantor are required to file a Shelf Registration Statement pursuant to Section 2(b)(iii) above, the Company and the Guarantor shall use their reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantor agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company or the Guarantor for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable; provided that each Holder and Participating Broker-Dealer agrees with the Company that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus that is required to be filed pursuant to Rule 433 under the Securities Act in connection with the offer or sale of the Registrable Securities or the Exchange Securities without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. The Company and the Guarantor agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)    The Company and the Guarantor shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

(d)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer Registration Statement is filed, (2) in case of a Registration Default under clause (ii) or (iii) of the definition thereof, when the Shelf Registration Statement is filed, (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Exchange Offer Registration Statement becomes effective, (4) in the case of a Registration Default under clause (v) or (vi) of the definition thereof, when the Shelf Registration Statement becomes effective, (5) in the case of a Registration Default under clause (vii) or clause (viii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable, or (6) in the case of a Registration Default under clause (ix) of the definition thereof, when the Exchange Offer is completed. If at any time more than one Registration Default has occurred and is continuing, then, until the next date on which there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such

Registration Default occurred and ends on such next date that there is no Registration Default.

(e)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Section 2(a) and Section 2(b) hereof (it being understood that the additional interest provided for in Section 2(d) upon a Registration Default shall constitute the sole monetary remedy for breach by the Company and the Guarantor of their obligations under Sections 2(a) and 2(b) hereof, but that such monetary remedy shall not in any way limit or restrict the specific enforcement rights of the Initial Purchasers or the Holders provided in this Section 2(e)).

3.    Registration Procedures. (a) In connection with their obligations pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantor shall use reasonable best efforts to:

(i)    prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantor, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)    to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the

Guarantor with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)    in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)    register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; UprovidedU that neither the Company nor the Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)    notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holder promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a

Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company or the Guarantor of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event known to the Company or of which the Company reasonably should be aware during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) and (6) of any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)    to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing, as promptly as practicable, an amendment to such Shelf Registration Statement on the proper form and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)    in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)    in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)    upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)    in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel and the Participating Holders and their counsel and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Initial Purchasers or their counsel or the Participating Holders or their counsel available for discussion of such document; and the Company and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel and the Participating Holders and their counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel or the Participating Holders or their counsel shall object in writing.

(xii)    obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a

Registration Statement;

(xiii)    cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)    in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries as shall be reasonably necessary or advisable to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; UprovidedU that, if any such information is identified by the Company or the Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including agreeing in writing to maintain the confidentiality of such information, to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter (including, without limitation, the ability of such Person to establish any defense in connection with any suit, action or proceeding relating thereto);

(xv)    in the case of a Shelf Registration, cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or the Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements; and

(xvi)    if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the

Company has received notification of the matters to be so included in such filing;

(xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accounting firm of the Company and the Guarantor (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or the Guarantor, or of any business acquired by the Company or the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantor made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)    In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing.

(c)    Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder's receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantor, such Participating Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Participating Holder's possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)    If the Company and the Guarantor shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantor shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantor may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)    The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, provided, however, that such investment bank or investment banks and manager or managers shall be reasonably acceptable to the Company.

(f)    No Holder of Registrable Securities may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreements and (ii) completes and executes any customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

4.    Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantor understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)    In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantor further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)    The Initial Purchasers shall have no liability to the Company, the Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.    UIndemnification and ContributionU. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through J.P. Morgan, HSBC, Wells Fargo or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 5(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either Section 5(a) or 5(b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; UprovidedU that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and UprovidedU,

UfurtherU, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing jointly by J.P. Morgan, HSBC and Wells Fargo (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemni-fied Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    If the indemnification provided for in Section 5(a) and 5(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Company, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by UproU UrataU allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 5 are several and not joint.

(f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantor or the officers or directors of or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.    UGeneralU.

(a)    No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or the Guarantor under any other agreement and (ii) neither the Company nor the Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; UprovidedU that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantor, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; UprovidedU that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)    Third-Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)    Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)    Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(i)    Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TUPPERWARE BRANDS CORPORATION

By: /s/ Edward R. Davis III
Name: Edward R. Davis III
Title: Vice President and Treasurer

DART INDUSTRIES INC.

By: /s/ Edward R. Davis III
Name: Edward R. Davis III
Title: Vice President and Treasurer

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Initial Purchasers

By /s/ Maria Sramek
Name: Maria Sramek
Title:     Executive Director

HSBC SECURITIES (USA) INC.

By /s/ Diane M. Kenna
Name: Diane M. Kenna
Title:     Senior Vice President

WELLS FARGO SECURITIES, LLC

By /s/ Carolyn Coan Hurley
Name: Carolyn Coan Hurley
Title:     Director

On behalf of the
several Initial Purchasers

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